FHLBANK TOPEKA ANNOUNCES 2009 EARNINGS

February 22, 2010 – FHLBank Topeka (FHLBank) announces its operating results for 2009. FHLBank expects to file its Form 10-K for 2009 with the Securities and Exchange Commission (SEC) on March 25, 2010.

President’s Comments

“We were very pleased with our performance in 2009,” said Andrew J. Jetter, president and CEO of FHLBank Topeka. “Throughout the year, we met our core mission of being a reliable provider of competitively priced liquidity while also paying strong dividends, and we ended the year with a significantly higher level of retained earnings.”

Net Income

Net income for fiscal year 2009 computed in accordance with U.S. generally accepted accounting principles (GAAP) was $236.7 million versus $28.4 million for 2008. The increase in net income from 2008 to 2009 was primarily the result of a net change in gain/(loss) on derivatives and hedging activities of $327.0 million, from a ($215.5) million loss in 2008 to an $111.5 million gain in 2009.

GAAP versus Core Income and Core Return on Equity

As part of evaluating its financial performance, FHLBank adjusts net income reported in accordance with GAAP for the impact of: (1) Affordable Housing Program (AHP) and Resolution Funding Corporation (REFCORP) assessments; (2) items related to derivatives and hedging activities; and (3) other irregular or non-recurring items such as prepayment fees, gain/loss on retirement of debt and gain/loss on securities. The result is referred to as core income, which is not defined within GAAP. Core income is used to compute a core return on equity (ROE) that is then compared to the average overnight Federal funds effective rate. Because FHLBank is basically a “hold-to-maturity” investor and does not trade derivatives or investments, management believes that core income is important to understanding its operating results and provides a meaningful period-to-period comparison in contrast to GAAP income, which can vary significantly because of derivative and hedging activities and other items that may not recur. Hedge accounting affects the timing of income or expense from derivatives and their related assets and liabilities hedged, but not the economic income or expense from these derivatives. For example, gains on interest rate swaps offset prior losses or will be offset by losses in future periods because the value of the swaps will equal zero at maturity, and our intent is to hold these derivatives until maturity.

	Years ended
	December 31,
	(Amounts in thousands)
	2009	2008
Net Income, as reported under GAAP	$236,671	$28,439
REFCORP/AHP Assessments	85,521	10,338

Income before REFCORP/AHP Assessments	322,192	38,777
Hedging-related & Non-recurring Adjustments[1]	(111,408)	169,013

Non-GAAP Core Income Before Assessments	$210,784	$207,790

[1]	The 2009 and 2008 amounts include “Prepayment fees on terminated advances,” “Net gain (loss) on trading securities,” “Net realized gain (loss) on sale or call of held-to-maturity securities” and “Net gain (loss) on derivatives and hedging activities” directly from FHLBank’s December 31, 2009, Statements of Income.

FHLBank uses core ROE compared to the average Federal funds rate as a key measure of effective use and management of members’ capital.

	Years ended
	December 31,
	(Amounts in thousands)
	2009	2008
Average GAAP Capital for the period	$2,105,594	$2,427,865
ROE, based upon GAAP Income Before Assessments	15.30%	1.60%
Core ROE, based upon Core Income Before Assessments	10.01%	8.56%
Average Overnight Federal Funds Effective Rate (FF rates)	0.16%	1.94%
Core ROE as a Spread to average FF rates	9.85%	6.62%

Retained earnings increased to $355.1 million as of December 31, 2009, versus $156.9 million as of the same date in 2008, a 126.3 percent increase. FHLBank’s regulatory capital ratio increased from 4.15 percent as of December 31, 2008, to 4.64 percent as of December 31, 2009.

Attached are highlights from the Statements of Condition and Statements of Income for the years ended December 31, 2009 and 2008. Two important Statements of Condition items are noted: (1) advances fell from $35.8 billion as of December 31, 2008, to $22.3 billion as of December 31, 2009, a 37.9 percent decline; and (2) total capital dropped from $2.4 billion as of December 31, 2008, to $1.9 billion as of December 31, 2009, a decline of 18.8 percent. The reduction in advances was primarily attributed to three sources: (1) investors increasing deposits in banks after retreating from the equity markets; (2) sluggish loan demand experienced by our members; and (3) competing lending programs offered by the U.S. government and the Federal Reserve to add market liquidity. With respect to capital, the majority of the decrease was attributable to the decrease in advances (our capital plan calls for increased purchase of capital by members when advances increase and as mortgage assets are sold into the Mortgage Partnership Finance® Program1; and allows for member repurchase of capital when these product levels fall). Additionally, the FHLBank repurchased all excess Class A Common Stock in June 2009 to ensure the FHLBank remained within the 1.0 percent of total assets regulatory limit for excess stock.

The 2009 Form 10-K will be available on the SEC Web site (www.sec.gov), as well as the FHLBank’s Web site (www.fhlbtopeka.com), as soon as FHLBank files its Form 10-K in late March 2010.

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank ’s operations. These statements may be identified by the use of forward-looking terminology such as “believes,” “will” or other variations on these terms. FHLBank cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: legislative and regulatory actions or changes; future economic and market conditions; changes in demand for advances or consolidated obligations of FHLBank and/or of the FHLBank System; effects of derivative accounting treatment, OTTI accounting treatment and other accounting rule requirements; the effects of amortization/accretion; gains/losses on derivatives or on trading investments; and adverse developments or events affecting or involving other Federal Home Loan Banks, housing GSEs or the FHLBank System in general. Additional risks that might cause FHLBank’s results to differ from these forward-looking statements are provided in detail in FHLBank’s filings with the SEC, which are available at www.sec.gov.

All forward-looking statements contained in this announcement are expressly qualified in their entirety by this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made and FHLBank has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason.

[1]	Mortgage Partnership Finance and MPF are registered trademarks of the Federal Home Loan Bank of Chicago.

FHLBANK TOPEKA
Financial Highlights (unaudited)

Selected Financial Data (dollar amounts in thousands):

	December 31,	December 31,
	2009	2008
Statements of Condition (as of period end)
Investments[1]	$16,347,941	$19,435,809
Advances	22,253,629	35,819,674
Mortgage loans held for portfolio, net	3,333,784	3,023,805
Total assets	42,631,611	58,556,231
Deposits	1,068,757	1,703,531
Consolidated obligations, net[2]	39,111,634	53,683,045
Total liabilities	40,685,701	56,160,986
Total capital stock	1,602,696	2,240,335
Retained earnings	355,075	156,922
Total capital	1,945,910	2,395,245
Regulatory capital[3]	1,980,208	2,432,063

	Years Ended
	December 31,
	2009		2008
Statements of Income (for the period ended)
Interest income	$834,176		$1,890,212
Interest expense	575,165		1,642,925
Net interest income	259,011		247,287
Provision for credit losses on mortgage loans	1,254		196
Portion of other-than-temporary impairment losses on held-to-maturity securities recognized in earnings[4]	564		4,773
Net gain (loss) on derivatives and hedging activities	111,462		(215,493)
Net gain (loss) in trading securities	(12,337)		44,514
Other income (loss)	9,460		7,440
Other expenses	43,586		40,002
Income before assessments	322,192		38,777
AHP assessments	26,353		3,228
REFCORP assessments	59,168		7,110
Total assessments	85,521		10,338
Net income	236,671		28,439
Weighted average dividend rate[5]	2.61	%	4.34	%

[1]	Investments include held-to-maturity securities, trading securities, interest-bearing deposits and Federal funds sold.
[2]	Consolidated obligations are bonds and discount notes that the FHLBank is primarily liable to repay.
[3]
Regulatory capital is defined as the sum of the FHLBank’s permanent capital, plus the amounts paid in by its stockholders for Class A stock; any general loss allowance, if consistent with GAAP and not established for specific assets; and other amounts from sources determined by the Federal Housing Finance Agency as available to absorb losses.
Permanent capital is defined as the amount paid in for Class B stock plus the amount of the FHLBank’s retained earnings, as determined in accordance with GAAP. Regulatory capital includes all capital stock subject to mandatory redemption that has been reclassified to a liability.

[4]
Three private-label mortgage-backed securities (MBS) were identified as other-than-temporarily impaired during the year ended December 31, 2009, resulting in a total loss on other-than-temporarily impaired held-to-maturity securities of
$8.5 million of which $0.6 million related to estimated credit losses (recognized in earnings). Losses in excess of estimated credit losses are recognized in other comprehensive income. During the year ended December 31, 2008, five private-label MBS were identified as other-than-temporarily impaired resulting in a total loss on other-than-temporarily impaired held-to-maturity securities of $4.8 million. On January 1, 2009, the FHLBank adopted new other-than-temporary impairment guidance and recognized the cumulative effect of initial application totaling $3.3 million as an adjustment to the retained earnings balance as of January 1, 2009, with a corresponding adjustment to other comprehensive income for the non-credit related portion of other-than-temporary impairment.

[5]	Weighted average dividend rates are dividends paid in cash and stock on both classes of stock divided by the average capital stock eligible for dividends.